Exhibit 99.1

Marvell Technology Group Ltd. Receives Nasdaq Notification

Related to the Late Filing of Form 10-Q

Santa Clara, Calif., September 12, 2006 – Marvell Technology Group Ltd. (Nasdaq: MRVL) today announced that on September 8, 2006 it received a notice from The Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company has not timely filed its Report on Form 10-Q for the fiscal quarter ended July 29, 2006.  Marvell intends to request a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq Global Market. The Company’s securities will remain listed on the Nasdaq Global Market pending a decision by the Nasdaq Listing Qualifications Panel.  There can be no assurance that the hearing panel will grant the Company’s request for continued listing.

As previously announced, the Company has delayed the filing of its Form 10-Q for the fiscal quarter ended July 29, 2006 because a special committee is conducting a review of the Company’s historical stock option practices and related accounting matters.   The Company intends to file its Form 10-Q for the fiscal quarter ended July 29, 2006 as soon as practicable following the conclusion of the special committee’s review.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.   These statements include those relating to  Marvell’s plans to request a hearing before a Nasdaq Listing Qualifications Panel and Marvell’s plans to file its Form 10-Q for the fiscal quarter ended July 29, 2006 upon completion of the special committee’s review of Marvell’s historical stock option grant practices and related accounting matters. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, the outcome of Marvell’s request to hold a hearing before a Nasdaq Listing Qualifications Panel, the timing and outcome of any hearing that may be held before such a Panel, the timing and outcome of the special committee’s review and the conclusions of the special committee resulting from that review, actions that may be taken or required as a result of the special committee’s review, and actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of Marvell’s stock option practices.  For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Rick Factors” in Marvell’s quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006 and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission.  Marvell undertakes no obligation to revise or update publicly any forward-looking statements.